Phone:	(215) 569-5500

Email:	www.BlankRome.com

Exhibit 5.7

March 17, 2016

Local Entities listed in Exhibits A-1, A-2, B and C, attached hereto

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Ladies and Gentlemen:

We have acted as special counsel (i) in the Commonwealth of Pennsylvania to the entities identified on Exhibit A-1 attached hereto, each of which is a Pennsylvania Limited Liability Company (the “Local Pennsylvania LLCs”) and the entities identified on Exhibit A-2 attached hereto, each of which is a Pennsylvania corporation (the “Local Pennsylvania Corporations”); (ii) in the state of New Jersey to the entities identified on Exhibit B attached hereto, each of which is a New Jersey corporation (the “Local New Jersey Corporations”, together with the Local Pennsylvania Corporations, the “Local Corporations”); and (ii) in the state of Florida to the entities identified on Exhibit C attached hereto, each of which is a Florida Limited Liability Company (the “Local Florida LLCs”, and together with the Local Pennsylvania LLCs, the “Local LLCs”) (each of the Local Corporations and the Local LLCs individually a “Local Entity” and, collectively, the “Local Entities”), each a wholly-owned subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Co” and together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) being registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

Local Entities listed in Exhibits A-1, A-2, B and C, attached hereto

March 17, 2016

The New Notes will be issued under an Indenture, dated as of May 28, 2013 (the “Original Indenture” and as amended or supplemented from time to time, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee.

In rendering our opinions hereinafter set forth, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	the Indenture, as supplemented by Supplemental Indenture No. 1, dated August 8, 2014;

2.	the Notes;

3.	the Charters and Bylaws of the Local Corporations;

4.	the Articles of Organization and the Operating Agreements of the Local LLCs;

5.	the Master Officers’ Certificate, dated March 17, 2016;

6.	Unanimous Written Consents of the Board of Directors of (i) StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), (ii) StoneMor Operating LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Partnership (the “Operating Company”), (iii) Cornerstone Co and (iv) Osiris Holding of Maryland Subsidiary, Inc., a Maryland corporation, pertaining to the Original Indenture and other matters as more particularly set forth therein, each dated as of May 13, 2013;

7.	Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of the Partnership listed in Schedule A attached thereto (other than the Operating Company, Cornerstone Co and Osiris Co) pertaining to the Original Indenture and other matters as more particularly set forth therein, dated as of May 13, 2013;

8.	Joint Organizing and Joinder Resolutions for Kirk & Nice Corporations Adopted by Unanimous Consent in Writing by All Directors and Managers, as applicable of CMS West Subsidiary LLC, Kirk & Nice, Inc. and Kirk & Nice Suburban Chapel, Inc. pertaining to Supplemental Indenture No. 1 and other matters as more particularly set forth therein, dated as of June 10, 2014;

Local Entities listed in Exhibits A-1, A-2, B and C, attached hereto

March 17, 2016

9.	Unanimous Written Consents of the Board of Directors of (i) the General Partner, (ii) Operating Company, and (iii) Cornerstone Co pertaining to the Registration Statement and other matters as more particularly set forth therein, each dated as of March 16, 2016;

10.	Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of the Partnership listed in Schedule A attached thereto (other than the Operating Company and Cornerstone Co) pertaining to the Registration Statement and other matters as more particularly set forth therein, dated as of March 16, 2016;

11.	the Registration Statement, dated March 17, 2016;

12.	the good standing certificates for the Local Entities from the Commonwealth of Pennsylvania, and the States of Florida and New Jersey, as applicable; and

13.	such other documents as we considered appropriate as a basis for the opinions set forth below.

We also reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the correctness of all statements of fact contained in the documents examined. We have not performed any independent investigation other than the document examination described above.

We have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of the Local Entities and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to our

Local Entities listed in Exhibits A-1, A-2, B and C, attached hereto

March 17, 2016

opinion in paragraph 1 below as to the valid existence and good standing of the Local Entities, we have relied exclusively on certificates of status, dated as of recent dates, from officials of the Commonwealth of Pennsylvania, and the States of Florida and New Jersey, as applicable.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	The Local Entities, as applicable, are validly existing and are (a) subsisting, as applicable, under the laws of the Commonwealth of Pennsylvania, (b) in good standing, as applicable, under the laws of the State of New Jersey and (c) active, as applicable, under the laws of the State of Florida.

2.	As of the date of the Indenture, the Local LLCs had all limited liability company power and capacity to execute and deliver the Indenture, and as of the date hereof the Local LLCs have all limited liability company power and capacity to perform their respective obligations thereunder. As of the date of the Indenture, the Local Corporations had all corporate power and capacity to execute and deliver the Indenture, and as of the date hereof the Local Corporations have all corporate power and capacity to perform their respective obligations thereunder.

3.	All necessary action has been taken on the part of the Local Entities to authorize the execution and delivery of the Indenture and the performance by the Local Entities of their respective obligations thereunder (including their respective Guarantees as provided therein).

4.	The Indenture has been duly executed and delivered by the Local Entities to the extent that execution and delivery are governed by the laws of the Commonwealth of Pennsylvania and the States of Florida and New Jersey, as applicable.

The opinions expressed herein are limited in all respects to the laws of the Commonwealth of Pennsylvania and the States of Florida and New Jersey in effect on the date hereof, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

Local Entities listed in Exhibits A-1, A-2, B and C, attached hereto

March 17, 2016

We understand that Vinson & Elkins L.L.P. may rely on this opinion in connection with its opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

Exhibit A-1

CMS West LLC
CMS West Subsidiary LLC
StoneMor Pennsylvania LLC
Juniata Memorial Park LLC
StoneMor Cemetery Products LLC
Osiris Holding of Pennsylvania LLC
StoneMor Pennsylvania Subsidiary LLC
Rolling Green Memorial Park LLC
StoneMor Holding of Pennsylvania LLC
Tioga County Memorial Gardens LLC
Woodlawn Memorial Park Subsidiary LLC

Exhibit A-2

Eloise B. Kyper Funeral Home, Inc. Laurelwood Holding Company Stephen R. Haky Funeral Home, Inc. Forest Lawn Gardens, Inc.
Kirk & Nice, Inc.
Kirk & Nice Suburban Chapel, Inc.

Exhibit B

Arlington Development Company
Cornerstone Family Services of New Jersey, Inc.
Legacy Estates, Inc.
Osiris Management, Inc.

Exhibit C

StoneMor Florida Subsidiary LLC
StoneMor Florida LLC